UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2025

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13011 McCallen Pass
 Building A Suite 100

Austin, TX 78753

(Address of principal executive offices, including zip code)

(650) 980-9190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On December 4, 2025, Natera, Inc. (the “Company”) acquired Foresight Diagnostics Inc. (“Foresight”), a privately held cancer diagnostics company and Clinical Laboratory Improvement Amendments-registered laboratory that specializes in molecular residual disease detection in B-cell lymphomas, pursuant to that certain Agreement and Plan of Merger, dated as of October 10, 2025, by and among the Company, Falcon Acquisition Sub, Inc., a wholly owned subsidiary of the Company, Foresight and Fortis Advisors, LLC (the “Merger Agreement”). As consideration for the acquisition, the Company agreed to issue to the stockholders of Foresight: (i) 1,127,982 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Consideration Shares”); and (ii) an estimated 824,583 additional shares that may become issuable to the stockholders of Foresight after the closing of the transactions pursuant to the Merger Agreement (the “Potentially Issuable Shares”), consisting of (a) shares held in an escrow account that may be released to the stockholders of Foresight pursuant to the terms of the Merger Agreement, (b) shares that may become issuable to the stockholders of Foresight as milestone payments pursuant to the terms of the Merger Agreement, contingent upon the achievement of milestones specified in the Merger Agreement, (c) shares that may become issuable to the stockholders of Foresight pursuant to certain post-closing purchase price adjustments pursuant to the terms of the Merger Agreement and (d) shares that may become issuable to the stockholders of Foresight in accordance with a formula set forth in the Merger Agreement (the “Price Protection Shares”).

The number of Potentially Issuable Shares is based on a good faith estimate of the number of shares issuable to the stockholders of Foresight pursuant to the Merger Agreement within the next three years, and such amount is not an indication or prediction of how many of such shares will ultimately be issued, because the actual number of shares issuable depends on a variety of factors, including whether there are any post-closing adjustments to the purchase price, the actual number of shares released from escrow, the future trading price of the Common Stock, the prices and volumes at which shares may be resold by the stockholders of Foresight within the specified price protection period and whether certain milestones are achieved, among other things.

The issuance of the Consideration Shares and the Potentially Issuable Shares that the Company elects to issue will not be initially registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Based in part upon the representations of the stockholders of Foresight in the Merger Agreement, the Company has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof for a transaction by an issuer not involving any public offering. In connection with the closing of the transaction, the Company also intends to file an automatically effective registration statement on Form S-3, registering for re-sale the Consideration Shares and the Potentially Issuable Shares.

Item 8.01.	Other Events.

On December 5, 2025, the Company issued a press release announcing its acquisition of Foresight. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements and are not a representation that the Company’s plans, estimates, or expectations will be achieved. These forward-looking statements, including those regarding the issuance of the Potentially Issuable Shares, represent the Company’s expectations as of the date of this Current Report on Form 8-K, and are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including whether there are any post-closing adjustments to the purchase price, the actual number of shares released from escrow, the future trading price of the Common Stock, the prices and volumes at which shares may be resold by the stockholders of Foresight within the specified price protection period and whether certain milestones are achieved. Additional risks and uncertainties are discussed in greater detail in “Risk Factors” in the Company’s recent filings on Forms 10-K and 10-Q and in other filings the Company makes with the U.S. Securities and Exchange Commission from time to time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 5, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 5, 2025